Exhibit 8.1

The subsidiaries and affiliates of the Company at December 31, 2001 are stated below:

Fully consolidated subsidiaries

Country	Name of company	Control (%)	Interest (%)

Argentina	Equant Argentina S.A.	100	100
Argentina	Global One Communications S.A.	100	99.9
Australia	Global One Communications, Pty. Limited	100	100
Austria	Equant Austria Telekommunikations Dienste GmbH	100	100
Belgium	SITA Equant S.C.	100	50
Belgium	Global One Communications S.A.	100	100
Bermuda	Equant (Bermuda) Ltd.	100	100
Bermuda	Equant (Bermuda) II Ltd.	100	100
Brazil	Equant Integration Services, Ltda.	100	99
Brazil	Global One Comunicacoes Holding Ltda.	100	100
Brazil	Global One Comunicacoes, Ltda.	100	100
British West Indies	Equant Proton Holdings Ltd.	100	100
Bulgaria	Equant Bulgaria Inc.	100	100
Bulgaria	Equant Bulgaria Ltd.	100	100
Canada	Equant Canada, Inc	100	100
Canada	Global One Communications Inc. (Canada)	100	100
Chile	Equant Chile S.A.	100	100
Chile	Global One Communications S.A.	100	99.99
China	Global One Telecommunications (Beijing) Co., Ltd.	100	100
Colombia	Equant de Colombia	100	94
Colombia	Global One Communications S.A.	100	100
Cyprus	Global One Communications Ltd.	100	100
Czech Republic	Equant Czech Republic s.r.o.	100	100
Denmark	Global One Communications A/S	100	100
Egypt	Global Communications Egypt	100	57.5
El Salvador	Global One Communications, S.A. de C.V.	100	100
Finland	Global One Communications OY	100	100
France	Equant S.A.S.	100	100
France	Equant Telecommunications S.A.	100	100
France	Equant Holdings France S.A.S.	100	100
France	Global One Communications S.A.	100	94
Germany	Equant Germany GmbH	100	100
Ghana	Equant Ghana Ltd.	100	100
Gibraltar	Equant Gibraltar Ltd.	100	100
Greece	GOC Hellas, S.A.	100	100
Guam	Equant Guam LLC	100	100
Guatemala	Equant de Guatemala S.A.	100	100
Guatemala	Global One Communications, S.A. de C.V.	100	100
Honduras	Equant Honduras	100	100
Hong Kong	Equant Integration Services Limited	100	100
Hong Kong	Global One Communications Services	100	100
Hong Kong	Global One Communications, Ltd.	100	100
Hungary	Equant Hungary Telecommunications Services Ltd.	100	100
Iceland	Equant Iceland Ehf	100	100
India	Equant India Pte. Ltd.	100	100
India	Global One Private (India) Ltd.	100	99.99
Ireland	Equant Network Services International Ltd.	100	100
Ireland	Equant Network Systems Ltd.	100	100
Ireland	Global One Communications Limited	100	100
Israel	Global One (Telecommunications World Group) Ltd.	100	100
Italy	Global One Communications SpA.	100	100
Japan	Equant Co. Ltd.	100	100
Japan	Global One Communications Network Inc. (Japan)	100	100
Korea	Equant Global One Korea Ltd.	100	100
Korea	Equant Network Services (Korea) Ltd.	100	100
Korea	Equant Integration Services Co. Ltd.	100	100
Latvia	Equant Latvia Ltd.	100	100
Luxembourg	Equant S.A.	100	100
Malaysia	Equant Network Services (Malaysia) Sdn. Bhd.	100	100
Malaysia	Equant Integration Services Sdn. Bhd.	100	99.99
Malaysia	EGN (Malaysia) Sdn. Bhd.	100	30
Mauritius	Equant Mauritius Holdings Ltd.	100	100
Mexico	Equant Integration Services S.A. de C.V.	100	100
Mexico	Equant S.A. de C.V.	100	99.9

List of Subsidiaries and Affiliates continued

Fully consolidated subsidiaries continued

Country	Name of company	Control (%)	Interest (%)

Mexico	Equant de Mexico	100	98
Mexico	Global One Communications Trading S.A. de C.V.	100	99.99
Morocco	Equant Morocco Inc.	100	100
The Netherlands	Equant Finance B.V.	100	100
The Netherlands	EGN B.V.	100	100
The Netherlands	Equant European Networks B.V.	100	100
The Netherlands	Equant Netherlands B.V.	100	100
The Netherlands	NOVUS International B.V.	100	100
The Netherlands	Global One Communications B.V.	100	100
The Netherlands	Global One Communications Holding B.V.	100	100
The Netherlands	Global One Communications World Holding B.V.	100	100
New Zealand	Global One Communications Limited	100	100
Norway	Global One Communications A.S.	100	100
Panama	Equant Panama Inc.	100	100
Panama	Global One Communications, Inc.	100	100
Peru	Global One Communications, S.A.	100	100
Poland	Equant Poland Sp.z.o.o.	100	100
Philippines	Global One Communications, Philippines, Inc.	100	100
Poland	Equant Communications Poland Sp.z.o.o.	100	100
Portugal	Global One Communicaçoes S.A.	100	99
Puerto Rico	Equant Puerto Rico	100	100
Romania	Equant Romania S.A.	100	99.5
Russia	Equant LLC	51	51
Russia	Equant O.O.O.	100	100
Russia	Global One JSC	100	100
Russia	Global One Networks JSC	79.8	79.8
Russia	Global One Marketing	100	100
Saudi Arabia	Equant Co. Ltd. Saudi Arabia	100	100
Singapore	Equant Network Services Pte. Ltd.	100	100
Singapore	Equant Pte. Ltd.	100	100
Singapore	Equant Integration Services Pte. Ltd.	100	100
Singapore	Global One Communications Pte. Ltd.	100	100
Singapore	Global One Communications Service Pte. Ltd.	100	100
Slovak Republic	Equant Slovakia s.r.o.	100	100
South Africa	Global One Communications S.A. (Dormant)	100	100
Spain	Equant Spain S.A.U.	100	100
Sweden	Global One Services A.B.	100	100
Sweden	F.T. Nordphone A.B.	100	100
Sweden	Global One Communications A.B.	100	100
Switzerland	Equant Integration Services S.A.	100	99.7
Switzerland	Equant (Switzerland) S.A.	100	100
Switzerland	Equant Communications Service S.A.	100	100
Switzerland	Lablaq S.A.	100	100
Tanzania	Equant Tanzania Ltd.	100	100
Thailand	Equant Integration Services Co. Ltd.	100	30
Thailand	Equant (Thailand) Ltd.	100	99.9
Thailand	Global One Communications Ltd. (Thailand)	100	100
Turkey	Equant Istanbul Telekom AS	100	100
Turkey	Artemis Iletsim Hizmeleri Anonim Sirketi	100	100
Turkey	Global One Telekomünikasyon Ltd. Sirkati	100	99.9
Ukraine	Equant Ukraine Ltd.	100	100
UK	Equant Holdings UK Ltd.	100	100
UK	Equant Security Services Ltd.	100	100
UK	Equant Network Services Ltd.	100	100
UK	Equant Network Services (Europe) Ltd.	100	100
UK	Equant Integration Services, Ltd.	100	100
UK	Equant UK Ltd.	100	100
UK	Warpcrest Ltd.	100	100
UK	Global One Communications Holding Ltd.	100	100
UK	Global One Communications Operations	100	100
UK	Global One Communications Ltd.	100	100
UK	Global One Communications Services	100	100
UK	Global One (UK) Limited	100	100
UK	UK SPC	100	100

List of Subsidiaries and Affiliates continued

Fully consolidated subsidiaries continued

Country	Name of company	Control (%)	Interest (%)

UK	Roe Finco	100	100
UK	Row Finco	100	100
US	Equant Holdings U.S., Inc.	100	100
US	Equant Network Services International Corp.	100	100
US	Equant Operations, Inc.	100	100
US	Equant Inc.	100	100
US	Global One Communications Central America Inc.	100	100
US	Global One Communications East, Inc.	100	100
US	Global One Communications Technical Operation & Management Services Co.	100	100
US	Global One Communications Services, Inc.	100	100
US	Global One Communications (Australia), Ltd.	100	100
US	Global One Communications (New Zealand) Ltd.	100	100
Uruguay	Equant Telecommunications Uruguay S.A.	100	100
Uzbekistan	Equant Global Networks Uzbekistan	100	100
Venezuela	Global One Telecomunicaciones S.A.	100	100
Venezuela	Equant Venezuela S.A.	100	100
Venezuela	Equant Integration Services S.A.	100	99.99
US Virgin Islands	Equant U.S. Virgin Islands Inc.	100	100
Zambia	Equant Zambia Limited	100	100